MUNICIPAL SECURITIES TRUST, MULTI-STATE SERIES 31

                           REFERENCE TRUST AGREEMENT



                  This Reference Trust Agreement, dated September 16, 1988, among Bear, Stearns & Co. Inc., as Depositor, United States Trust Company of New York, as Trustee, and Standard & Poor's Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Municipal Securities Trust, Multi-State Series 12 and Subsequent Series, Trust Indenture and Agreement," dated April 3, 1985 (herein as amended or supplemented called the "Indenture"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

                         W I T N E S S E T H T H A T :

                  In consideration of the premises and of the mutual agreements contained herein, the Depositor, the Trustee, and the Evaluator agree as follows:

                                     PART I

                               STANDARD TERMS AND
                              CONDITIONS OF TRUST

                  Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as if those said provisions had been set forth in full in this instrument, except that for all purposes of this Multi-State Series 31 and all subsequent Series, the following sections are hereby amended as follows:

               (a) Section 1.01(6) is amended by adding the word "Inc." immediately after the words "Bear, Stearns & Co.";

               (b) Section 1.01(21) is amended by adding the words "equal to the fraction" immediately after the word "initially", and the word "fraction" immediately after the words "denominator of which";

               (c) Section 1.02 is amended by substituting the following form of Certificate for the form of Certificate appearing in said Section:



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CERTIFICATE OF OWNERSHIP
Evidencing A Fractional Undivided Interest in

No. ___                                                  _____ UNITS

                                            MUNICIPAL SECURITIES TRUST
                                                 _____SERIES_____



                                                     PLAN OF DISTRIBUTION:



                                                     CUSIP





THIS IS TO CERTIFY THAT ________________________________ is the owner and registered holder of this Certificate evidencing the ownership of _________ Unit(s) of fractional undivided interest in Municipal Securities Trust of the above Series (hereinafter called the "Trust") created under the laws of the State of New York by the Trust Indenture and Agreement as modified by the Reference Trust Agreement relating to the sequentially numbered series of the Series noted on the face hereof (hereinafter called the "Indenture") among BEAR, STEARNS & CO. INC. (hereinafter called the "Depositor"), UNITED STATES TRUST COMPANY OF NEW YORK (hereinafter called the "Trustee"), and STANDARD & POOR'S CORPORATION (hereinafter called the "Evaluator"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of certain of the pertinent provisions of which is set forth on the reverse hereof. The Depositor hereby grants and conveys all of its right, title and interest in and to the Trust to the extent of the fractional undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Indenture. This Certificate is transferable and interchangeable by the registered holder in person or by his duly authorized attorney at the corporate trust office of the Trustee upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and payment of the fees and expenses applicable hereto set forth herein.



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         This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, Bear, Stearns & Co. Inc., as Depositor, has caused this Certificate to be executed in facsimile by an authorized signatory and United States Trust Company of New York, as Trustee, has caused this Certificate to be executed in its corporate name by an authorized officer.

                                     Date:



BEAR, STEARNS & CO. INC.             UNITED STATES TRUST COMPANY
Depositor                              OF NEW YORK
                                     Trustee



BY:____________________________      By:_________________________
   Authorized Signatory              Authorized Officer


               The following is a summary of certain provisions of the indenture (a copy of which is on file and available for inspection to the holder hereof at the corporate trust office of the Trustee), to which this Certificate is subject and to which reference is hereby made. All of the terms, conditions and covenants of the Indenture are incorporated herein by reference as fully as if set forth herein. The Trust consists of (1) such of the interest-bearing debt securities and obligations that may be deposited in trust and listed in Schedule A of the Indenture (including contracts, if any, for the purchase of certain of such securities and obligations together with the cash, cash equivalents and/or an irrevocable letter of credit issued by a commercial bank in the amount required for such purchase) and any other securities that may be deposited in the Trust in exchange or substitution therefor in accordance with the Indenture, as may from time to time continue to be held in the Trust and (2) such cash amounts as from time to time may be held in the Interest Account and the Principal Account maintained under the Indenture in the manner described below.

               At any given time this Certificate shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of units set forth on the face hereof and the denominator of which shall be the total number of units of fractional undivided interest represented by all Certificates of this Series which are outstanding at such time.


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               The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee at its corporate trust office in the City of New York, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, and upon payment of any tax or other governmental charges, to receive on the seventh calendar day following the day on which such tender is made, or, if such calendar day is not a business day, on the first business day prior to such calendar day, an amount in cash equal to the evaluation of the fractional undivided interest in the Trust evidenced by this Certificate, upon the basis provided for in the Indenture (the "Redemption Price"). The right of redemption may be suspended and the date of payment may be postponed for any period during which the New York Stock Exchange is closed or trading on that Exchange is restricted, or for any period during which an emergency exists so that disposal of the obligations held in the Trust is not reasonably practicable or it is not reasonably practicable fairly to determine the value of such obligations in accordance with the Indenture or for such other periods as the Securities and Exchange Commission may by order permit.

               The Trustee is irrevocably authorized in its discretion, in lieu of redeeming this Certificate if tendered for redemption, to sell this Certificate in the over-the-counter market or by private sale for the account of the Certificateholder at a price which will return to the Certificateholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price for this Certificate. In the event of any such sale the Trustee shall pay the net proceeds thereof to the Certificateholder on the day he would otherwise be entitled to receive payment of the Redemption Price.

               Interest received by the Trustee as part of the Trust (including interest accrued and unpaid prior to the day of deposit of any obligation in the Trust and that part of the proceeds of the sale, liquidation, redemption or maturity of any such obligation which represents accrued interest) shall be credited by the Trustee to the Interest Account. The fractional undivided interest represented by this Certificate in the balance in the Interest Account (after the deductions referred to below) shall first be computed as of the semi-annual Record Date (as defined in the Indenture). The next computation shall be made as of the next succeeding semi-annual Record Date, and thereafter as of the first day of June and December of each year commencing with the first such day following the date of this Certificate.

               An amount in cash equal to the fractional undivided interest in the Interest Account (on the basis set forth below) computed as set forth above, shall be distributed on the 15th day of the respective months, or within a reasonable period of time

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thereafter, to the registered holder of this Certificate at the close of business on the first day of the month in which such distribution is made.

               The Trustee shall make semi-annual distributions from the Interest Account on the basis of one-half of the estimated annual interest income expected by the Trustee to be received by the Trust in the ensuing twelve month period, after deduction of the estimated costs and expenses to be incurred during such period, except as otherwise hereafter provided. To the extent cash in the Interest Account is insufficient for any distribution the Trustee shall advance its own funds sufficient therefor and shall be entitled to reimbursement, without interest, out of interest received by the Trust subsequent to such advance.

               All moneys (other than interest) received by the Trustee, as part of the Trust (including amounts received from the sale, liquidation, redemption or maturity of any obligation held in the Trust) shall be credited by the Trustee to a separate Principal Account. The fractional undivided interest represented by this Certificate in the cash balance in the Principal Account (after the deductions referred to below) shall be computed as of the first day of June and December of each year, commencing with the semi-annual Record Date. An amount in cash equal to the fractional undivided interest in the Principal Account, computed as set forth above, shall be distributed on the fifteenth day of the respective months, or within a reasonable time thereafter, to the registered holder of this Certificate at the close of business on the first day of such month. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on such deposit therein available for such distribution shall be sufficient to permit the distribution of at least $1.00 per Unit.

               Distributions from the Interest and Principal Accounts shall be made to the registered holder hereof by check mailed to the address of such holder appearing in the registration books of the Trustee.

               From time to time deductions shall be made from the Interest Account and Principal Account, as more fully set forth in the Indenture, for redemptions, compensation of the Trustee, compensation of the Evaluator, payment of the Depositor's fee for services as such, reimbursement of certain expenses incurred or advances made by or on behalf of the Trustee, certain legal expenses, and payment of, or the establishment of a reserve for, applicable taxes or governmental charges, if any.

               Within a reasonable period of time after the end of each calendar year the Trustee shall furnish to the registered holder of this Certificate a statement setting forth, among other things, the amounts received by the Trust and deductions

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therefrom and the amounts distributed during the preceding year in respect of interest on, payments and prepayments of principal of, and sales, redemptions or maturities of, obligations held in the Trust.

               This Certificate shall be transferable by the registered holder hereof by presentation and surrender at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the registered holder hereof or his authorized attorney. Certificates of this Series are interchangeable for one or more Certificates in an equal aggregate number of Units of fractional undivided interest at the corporate trust office of the Trustee, in denominations of a single Unit of fractional undivided interest or any whole multiple thereof.

               The holder of this Certificate may be required to pay a transfer charge in connection with the transfer or exchange of this Certificate, as well as any tax or other governmental charge that may be imposed in connection with the transfer, exchange or other surrender of this Certificate.

               The holder of this Certificate, by virtue of the acceptance hereof, assents to and shall be bound by the terms of the Indenture, a copy of which is on file and available for inspection at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

               The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

               The Indenture and the Trust created thereby shall terminate upon the maturity, redemption, sale or other disposition of the last security held thereunder, provided, however, that in no event shall the Indenture and the Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of the Indenture. The Indenture also provides that the Trust may be terminated at any time by the written consent of the holders of Certificates representing all of the Units outstanding and under certain circumstances which include a decrease in the value of the Trust to less than 40% of the initial aggregate principal amount of the securities deposited in the Trust. Upon any termination the Trustee shall fully liquidate the securities then held, if any, and distribute pro rata the funds then held in the Trust upon surrender of the Certificates, all in the manner provided in the Indenture. Upon termination, the Trustee shall be under no further obligation with respect to the Trust, except to hold the

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funds in trust without interest until distribution as aforesaid and shall have no duty upon any such termination to communicate with the holder hereof other than by mail at the address of such holder appearing on the registration books of the Trustee.


                        STATEMENT REGARDING DISTRIBUTION


               On the face of this Certificate it is indicated whether the registered holder hereof has elected to receive distributions from the Interest Account monthly, semi-annually, or annually.

               This Certificate by its terms provides that distributions from the Interest Account shall first be computed as of the semi-annual Record Date, and thereafter as of the next succeeding semi-annual Record Date commencing with the first such day following the date of the Certificate, and an amount in cash equal to the share of the Interest Account represented by this Certificate distributed on the fifteenth day of the respective months next following such computations, or within a reasonable period of time thereafter, to the registered holder of this Certificate at the close of business on the first day of the month in which the distribution is made.

               If monthly distributions have been selected, the fractional undivided interest represented by this Certificate in the balance in the Interest Account, after the first distribution and after the deductions referred to above, will be computed monthly as of the first day of each month of each year, commencing with the monthly Record Date, and an amount in cash as thus computed will be distributed to the holder hereof at such date of computation on or shortly after the fifteenth day of each month.

               If annual distributions have been selected, the fractional undivided interest represented by this Certificate in the balance in the Interest Account, after the first distribution and after the deductions referred to above, will be computed annually as of the first day of December of each year, commencing with the annual Record Date and an amount in cash as thus computed will be distributed to the holder hereof at such date of computation on or shortly after the fifteenth day of each December.

               All Certificateholders of record as of the First Record Date (as defined in the Indenture) however, regardless of the plan of distribution selected, will receive the distribution to be made on or shortly after the First Payment Date (as defined in the Indenture) and thereafter, distributions will be made monthly, semi-annually or annually depending upon the plan of distribution, chosen by the holder hereof.

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               The plan of distribution chosen by the registered holder hereof may be changed by written notice to the Trustee not later than November 1 in any calendar year by surrender to the Trustee of this Certificate, together with a completed form for selection of plan of distribution provided by the Trustee. A plan of distribution shall continue in effect until changed as herein provided. A change in a plan of distribution may only be made as indicated herein and will be effective as of December 2 for the ensuing twelve months. Distributions to Certificateholders who are participating in one of the optional plans for distribution of interest shall not be affected because of advancements of the Trustee for the purpose of equalizing distributions to Certificateholders participating in a different plan.


                                                   ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM -        as tenants in common
               TEN ENT -        as tenants by the entireties
               JT TEN -         as joint tenants with right of survivorship and
                                not as tenants in common

               UNIF TRANSFERS MIN ACT - ........ Custodian .........
                                          (Cust)           (Minor)

               under Uniform Transfers to Minors Act...................
                                                           (State)

Additional abbreviations may also be used though not in the above list.


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                                   ASSIGNMENT


               For Value Received _____________________ hereby sells, assigns and transfers unto ____________________ the within Certificate and does hereby irrevocably constitute and appoint ___________________________ attorney, to transfer the within Certificate on the books of the Trustee, with full power of substitution in the premises.

Dated:
                           -----------------------------
                           NOTICE: The signatures to
                           this assignment must
                           correspond with the name(s)
                           as written above upon the
                           face of this Certificate in
                           every particular, without
                           alteration or enlargement or
                           any change whatever.



--------------------------------
Signature Guaranteed

                              [END OF CERTIFICATE]


               (d) Section 3.06(A)(3) is amended by adding the words "the annual audit fees referred to in Section 6.02," immediately after the words "Section 3.09";

               (e) Section 3.06(B)(3) is amended by adding the words "the annual audit fees referred to in Section 6.02," immediately after the words "Section 3.09";

               (f) Section 6.02 is amended by the addition of the following paragraphs after the paragraph ending with the word
          "Certificateholder" and immediately prior to the paragraph beginning with the words "The Trustee":

                       "The Trustee shall cause audited statements as to the
               assets and income of each State Trust to be prepared on an annual basis by independent public accountants selected by the Depositor, provided, however, if the cost to a State Trust for preparation of such statements shall exceed an amount equivalent to $.50 per Unit on an annual basis then the Trustee shall not be required to have such statements prepared. Such audited statements will be made available to Certificateholders upon request.


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                       To the extent permitted under the Investment Company Act
               of 1940 as evidenced by an opinion of counsel to the Depositor, the Trustee shall pay, or reimburse to the Depositor or others, the costs of the preparation of documents and information with respect to each State Trust required by law or regulation in connection with the maintenance of a secondary market in units of each State Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws."

               (g)     Section 9.05 is amended as follows:

                       (i) the word "Inc." is added immediately after the words "Bear, Stearns & Co.";

                       (ii)     the address of the Depositor is changed to:
               "245 Park Avenue, New York, New York 10167"; and

                       (iii) the address of the Trustee is changed to: "45 Wall Street, New York, New York 10005".


                                    PART II

                               SPECIAL TERMS AND
                              CONDITIONS OF TRUST

               The following special terms and conditions are hereby agreed to:

               (a) The interest-bearing obligations listed in Schedule A hereto have been deposited in trust under this Indenture.

               (b) For the purposes of the definition of the Unit in Article I, the fractional undivided interest in and ownership of each State Trust is as follows:

                           California Trust:          1/2,000
                           Michigan Trust:            1/2,000
                           New York Trust:            1/4,000
                           Pennsylvania Trust:        1/2,000

               (c) The term Record Date shall mean the first day of each month (or the last business day prior thereto) commencing on February 1, 1989 for monthly distributions, December 1 and June I of each year for semi-annual distributions (commencing on June 1, 1981) and December 1 of each year for annual distributions (commencing on December 1, 1989).

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               (d) The term Payment Date shall mean the fifteenth day of each month (or the last business day prior thereto) commencing on February 15, 1989 for monthly distributions, December 15 and June 15 of each year for semi-annual distributions (commencing on June 15, 1989) and December 15 of each year for annual distributions (commencing on December 15, 1989).

               (e) All Certificateholders of record on January 1, 1989 (the "First Record Date"), regardless of the plan distribution selected, will receive a distribution to be made on or shortly after January 15, 1989 (the "First Payment Date"), and thereafter distributions will be made monthly, semi-annually or annually, depending upon the plan of distribution chosen by each Certificateholder.

               (f)     The First Settlement Date shall mean September 23,
          1988.

               (g) The number of Units referred to in Section 2.03 for each State Trust is as follows:

                           California Trust:                  2,000
                           Michigan Trust:                    2,000
                           New York Trust:                    4,000
                           Pennsylvania Trust:                2,000

               (h) For the purposes of Section 4.02(a), the Evaluator shall receive for each evaluation of the Bonds in the Trust a minimum fee of $15, plus a fee of $0.25 for determining the aggregate value of each issue of Bonds in excess of 50 issues (treating separate maturities of Bonds as separate issues).

               (i) For the purposes of Section 6.01(g), the liquidation amount of each State Trust is hereby specified to be as follows:

                           California Trust:                  $  800,000
                           Michigan Trust:                    $  800,000
                           New York Trust:                    $1,600,000
                           Pennsylvania Trust:                $  800,000

               (j) For the purposes of Section 6.04, the Trustee shall be paid per annum $1.05 per $1,000 principal amount of Bonds for that portion of the California Trust under the monthly distribution plan, $.60 per $1,000 principal amount of Bonds for that portion of the California Trust under the semi-annual distribution plan and $.35 per $1,000 principal amount of Bonds for that portion of the California Trust under the annual distribution plan. During the first year after the date hereof, such payments to the Trustee will be

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          reduced by a portion [a maximum of $.90 per Unit times the number of
          Units on the monthly distribution plan, $.60 per Unit plus $.30 of California Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the semi-annual distribution plan and $.35 per Unit plus $.55 of California Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the annual distribution plan] of the amount of interest which accrues on any "when, as and if issued" Bonds between the first settlement date of the California Trust and the respective dates of delivery of such Bonds.

               (k) For the purposes of Section 6.04, the Trustee shall be paid per annum $1.05 per $1,000 principal amount of Bonds for that portion of the Michigan Trust under the monthly distribution plan, $.60 per $1,000 principal amount of Bonds for that portion of the Michigan Trust under the semi-annual distribution plan and $.35 per $1,000 principal amount of Bonds for that portion of the Michigan Trust under the annual distribution plan. During the first year after the date hereof, such payments to the Trustee will be reduced by a portion [a maximum of $.90 per Unit times the number of Units on the monthly distribution plan, $.60 per Unit plus $.30 of Michigan Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the semi-annual distribution plan and $.35 per Unit plus $.55 of Michigan Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the annual distribution plan] of the amount of interest which accrues on any "when, as and if issued" Bonds between the first settlement date of the Michigan Trust and the respective dates of delivery of such Bonds.

               (l) For the purposes of Section 6.04, the Trustee shall be paid per annum $1.05 per $1,000 principal amount of Bonds for that portion of the New York Trust under the monthly distribution plan, $.60 per $1,000 principal amount of Bonds for that portion of the New York Trust under the semi-annual distribution plan and $.35 per $1,000 principal amount of Bonds for that portion of the New York Trust under the annual distribution plan. During the first year after the date hereof, such payments to the Trustee will be reduced by a portion [a maximum of $.90 per Unit times the number of Units on the monthly distribution plan, $.60 per Unit plus $.30 of New York Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the semi-annual distribution plan and $.35 per Unit plus $.55 of New York Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the annual distribution plan] of the amount of interest which accrues on any "when, as and if issued" Bonds between the first

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          settlement date of the New York Trust and the respective dates of delivery of such Bonds.

               (m) For the purposes of Section 6.04, the Trustee shall be paid per annum $1.05 per $1,000 principal amount of Bonds for that portion of the Pennsylvania Trust under the monthly distribution plan, $.60 per $1,000 principal amount of Bonds for that portion of the Pennsylvania Trust under the semi-annual distribution plan and $.35 per $1,000 principal amount of Bonds for that portion of the Pennsylvania Trust under the annual distribution plan. During the first year after the date hereof, such payments to the Trustee will be reduced by a portion [a maximum of $.90 per Unit times the number of Units on the monthly distribution plan, $.60 per Unit plus $.30 of the Pennsylvania Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the semi-annual distribution plan and $.35 per Unit plus $.55 of the Pennsylvania Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the annual distribution plan] of the amount of interest which accrues on any "when, as and if issued" Bonds between the first settlement date of the Pennsylvania Trust and the respective dates of delivery of such Bonds.

               (n) For purposes of Section 7.04, the Depositor's annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the State Trusts.

               (o) For purposes of this Series of Municipal Securities Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

          IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]



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



                           BEAR, STEARNS & CO., INC.
                            Depositor



                            By______________________
                              Authorized Signatory



STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

          On this 16th day of September, 1988, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signatory of Bear, Stearns & Co. Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                        ---------------------------
                                                  Notary Public
























                                               Municipal Securities Trust,
                                               Multi-State Series 31

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



                           UNITED STATES TRUST COMPANY OF NEW YORK
                           Trustee




                           By___________________________________
                                     Assistant Vice President




(SEAL)

ATTEST:



-----------------------------
   Assistant Secretary





























                                              Municipal Securities Trust,
                                              Multi-State Series 31


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                                       15

                          STANDARD & POOR'S CORPORATION
                          Evaluator



                          By:_________________________
                              Vice President




(SEAL)

ATTEST:



------------------------
   Vice President






























                                           Municipal Securities Trust,
                                           Multi-State Series 31


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



                                                                                                                          SCHEDULE A
                                                     MUNICIPAL SECURITIES TRUST
                                                        MULTI-STATE SERIES 31

                                                              PORTFOLIO


                                                          CALIFORNIA TRUST


                                                      As of September 16, 1988

                                                      A MONTHLY PAYMENT SERIES
                                         SEMI-ANNUAL PAYMENT SERIES OR ANNUAL PAYMENT SERIES

             Aggregate                 Name of Issuer and                            Coupon/     Redemption Feature
 Portfolio   Principal                   Title of Bonds                              Maturity    S.F.-- Sinking Fund   Cost of Bonds
    No.       Amount                    Contracted for(5)                Ratings(1) Date(s)(2)   Ref. -- Refunding(2)    to Trust(3)
    ---       ------                    -----------------                ---------- ----------   --------------------    -----------

       1.    $  250,000     Calif. Hlth. Facs. Finc. Auth. (St. Francis Mem. A*       9.000%     11/01/06 @ 100 S.F.   $  273,335
                                       Hosp.) Rev. Bonds Series 1985A               11/01/2015   11/01/95 @ 102 Ref.
       2.       200,000     Riverside Calif. Kaiser Permanente Rev. Bonds    AA       9.000%     12/01/09 @ 100 S.F.      220,556
                                                        1985 Series A               12/01/2015   12/01/95 @ 102 Ref.
       3.       200,000       Calif. Hsg. Finc. Agncy. Home Mtg. Rev.        A+       6.900%     2/01/03 @ 100 S.F.       180,674
                                                  Bonds 1986 Series B               8/01/2016    8/01/96 @ 102 Ref.
       4.       100,000     Irvine Ranch Calif. Wtr. Dstrct. Joint Pwrs.     A+       7.875%     2/15/09 @ 100 S.F.       100,153
                                         Agncy. Local Pool Rev. Bonds               2/15/2023    2/15/98 @ 100 Ref.
       5.       200,000     Los Angeles Calif. Cmmnty. Redev. Agncy. Tax     A-       6.750%     7/01/04 @ 100 S.F.       177,176
                            Alloc. Rfndg. Rev. Bonds (Central Business              7/01/2010    7/01/96 @ 102 Ref.
                                                Dstrct. Redev. Prjt.)
       6.       200,000     Palm Springs Calif. Certs. Of Part. (Cnvntn.     AA       8.750%     11/01/01 @ 100 S.F.      217,102
                            Cntr. Prjt.) Capt. Grnty. Ins. Rev. Bonds               11/01/2010   11/01/95 @ 102 Ref.
       7.       200,000     San Diego Calif. Indus. Dev. Rev. Bonds Series  Aa3*      9.250%     No Sinking Fund          223,990
                                        A (San Diego Gas & Elec. Co.)               9/01/2020    9/01/95 @ 102 Ref.
       8.       125,000     San Francisco Calif. Bay Area Rapid Transit      A+       9.000%     7/01/95 @ 100 S.F.       138,861
                                                 Sales Tax Rev. Bonds               7/01/2011    7/01/95 @ 103 Ref.
       9.       125,000     Southeast Res. Recvry. Facs. Auth. Long Beach A(Prov.)    8.900%     12/01/99 @ 100 S.F.      134,248
                                         Calif. 1985 Lease Rev. Bonds               12/01/2003   12/01/95 @ 102 Ref.
      10.       200,000         University of Calif. Hosp. Rev. Bonds        A        6.900%     12/01/07 @ 100 S.F.      179,556
                                                (U.C.L.A. Med. Cntr.)               12/01/2016   12/01/96 @ 102 Ref.
      11.        75,000     P.R. Elec. Pwr. Auth. Pwr. Rev. Bonds Series J   A        9.000%     7/01/99 @ 100 S.F.        82,253
                                                                                    7/01/2005    7/01/95 @ 103 Ref.
      12.       125,000      Fresno Calif. Multi-Fam. Hsg. Rev. Bonds     Aa(Con)*    0.000%     6/01/98 @ 4.856 S.F.       3,463
                            (FHA Insrd. Mtg. Loan-Pleasant Valley Pines             12/01/2026   Non Callable
                                                      Aprtmts. Prjt.)
             $2,000,000                                                                                                $1,931,367
            ===========                                                                                                ==========




                                      A-13
C/M:  11939.0001 407326.1

                                                     MUNICIPAL SECURITIES TRUST
                                                        MULTI-STATE SERIES 31

                                                              PORTFOLIO


                                                           MICHIGAN TRUST


                                                      As of September 16, 1989

                                                      A MONTHLY PAYMENT SERIES
                                         SEMI-ANNUAL PAYMENT SERIES OR ANNUAL PAYMENT SERIES

            Aggregate                 Name of Issuer and                         Coupon/       Redemption Feature
 Portfolio  Principal                   Title of Bonds                           Maturity      S.F.-- Sinking Fund   Cost of Bonds
    No.      Amount                    Contracted for(5)            Ratings(1)  Date(s)(2)     Ref.-- Refunding(2)    to Trust(3)
    ---      ------                    -----------------            ----------  ----------     -------------------    -----------
   1.    $  250,000     Mich. State Comp. Trans. Rev. Bonds Series 2    AA-        6.000%       2/01/12 @ 100 S.F.     $  205,270
                                                                                 2/01/2014      2/01/96 @ 100 Ref.
   2.       200,000     Mich. State. Hosp. Finc. Auth. Rev. Bonds Bon    A+        9.700%       9/01/97 @ 100 S.F.        223,872
                                         Secours Hlth. Sys. Prjt.                9/01/2015      9/01/93 @ 103 Ref.
   3.        90,000     Mich. State Hsg. Dev. Auth. Sec. 8 Asstd. Mtg.   A+        6.750%       4/01/99 @ 100 S.F.         79,360
                                         Rev. Bonds Series 1977-1                4/01/2021      10/01/88 @ 103 Ref.
   4.       200,000     Mich. Pub. Pwr. Agncy. (Belle River Prjt.)      AA-        7.000%       1/01/13 @ 100 S.F.        184,858
                                    Rfndg. Rev. Bonds 1986 Series                1/01/2018      1/01/96 @ 101 Ref.
   5.       200,000     Detroit Mich. Sewage Disp. Sys. Rev. Rfndg.      A*        7.000%       No Sinking Fund           184,032
                                                Bonds Series 1987                7/01/2011      7/01/97 @ 102 Ref.
   6.       200,000     Monroe Mich. Poll. Contrl Rev. Bonds (Detroit   AAA        9.625%       No Sinking Fund           230,474
                          Edison Co. Prjt.) Series A 1985 (AMBAC)                12/01/2015     12/01/2015 @ 103 Ref.
   7.       165,000     Monroe Cnty. Mich. Ltd. Tax Gen. Oblig. Swr.     A         7.700%       No Sinking Fund           165,000
                           Disp. Bonds (Village of Dundee, Mich.)                5/01/2006      5/01/97 @ 102 1/2Ref.
   8.      250,000(4)   Muskegon City Mich. Hosp. Finc. Auth. Hosp.      A*        8.000%       2/01/01 @ 100 S.F.        251,815
                        Rev. & Rfndg. Bonds (Hackley Hosp.) Series               2/01/2008      2/01/98 @ 102 Ref.
                                                            1988A
   9.       210,000     Univ. of Mich. Cnstrctn. & Rfndg. Student Fee   AA-        6.000%       4/01/08 @ 100 S.F.        175,329
                                           Rev. Bonds Series 1987                4/01/2009      4/01/97 @ 100 Ref.
  10.       235,000     P.R. Elec. Pwr. Auth. Pwr. Rev. Bonds Series J   A         9.000%       7/01/99 @ 100 S.F.        257,727
                                                                                 7/01/2005      7/01/95 @ 103 Ref.

         $2,000,000                                                                                                    $1,957,737
        ===========                                                                                                    ==========




                                      A-14
C/M:  11939.0001 407326.1

                                                     MUNICIPAL SECURITIES TRUST
                                                        MULTI-STATE SERIES 31

                                                              PORTFOLIO


                                                           NEW YORK TRUST


                                                      As of September 16, 1989

                                                      A MONTHLY PAYMENT SERIES
                                         SEMI-ANNUAL PAYMENT SERIES OR ANNUAL PAYMENT SERIES

           Aggregate               Name of Issuer and                            Coupon/       Redemption Feature
 Portfolio Principal                 Title of Bonds                              Maturity      S.F.-- Sinking Fund    Cost of Bonds
    No.     Amount                  Contracted for(5)                Ratings(1) Date(s)(2)     Ref. -- Refunding(2)     to Trust(3)
    ---     ------                  -----------------                ---------- ----------     --------------------     -----------

       1.  $  250,000   N.Y. City Gen. Oblig. Rev. Bonds Series A        A-       8.750%       No Sinking Fund         $  268,827
                                                                                11/01/2014     11/01/97 @ 101.5 Ref.
       2.     225,000   N.Y. City Muni. Wtr. Finc. Auth. Wtr. & Swr.     A-       7.000%       6/15/05 @ 100 S.F.         205,101
                                         Sys. Rev. Bonds Series A               6/15/2014      6/15/96 @ 102 Ref.
       3.     400,000   N.Y. Energy Rsrch. & Dev. Auth. Elec. Fac.      Aa2*      9.000%       No. Sinking Fund           441,248
                        Rev. Bonds 1985A (Con. Edison Co. of N.Y.               8/15/2020      8/15/95 @ 102 Ref.
                                                      Inc. Prjt.)
       4.     450,000   N.Y. State Med. Care Facs. Finc. Agncy. Rev.     AA       9.500%       1/15/89 @ 100 S.F.         494,960
                        Bonds Nrsg. Home Imprvmt. (Arden Hill Life              1/15/2024      1/15/94 @ 102 Ref.
                                                            Care)
       5.     400,000   N.Y. State Med. Care (Bronx Lebanon Hosp.)      AAA       7.100%       2/15/08 @ 100 S.F.         375,144
                                                 Rev. Bonds (BIG)               2/15/2027      2/15/97 @ 102 Ref.
       6.     400,000   N.Y. State Med. Care Facs. Finc. Agncy. Insrd.   AA       9.125%       No Sinking Fund            437,572
                               Hosp. & Nrsg. Home Mtg. Rev. Bonds               2/15/2025      2/15/95 @ 102 Ref.
       7.     400,000   N.Y. State Med. Care Facs. Finc. Agncy. Rev.     AA       8.875%       2/15/90 @ 100 S.F.         440,624
                        Bonds Hosp. & Nrsg. Home Insrd. Mtg. Rev.               8/15/2027      2/15/98 @ 102 Ref.
                                              Bonds 1987 Series B
       8.     250,000   Metro. Trans. Auth. N.Y. Transit Facs. Service   A        8.500%       7/01/06 @ 100 S.F.         264,285
                                          Contract Bonds Series G               7/01/2011      7/01/96 @ 102 Ref.
                                                                                7/01/2019
       9.     250,000   Port. Auth. of N.Y. & N.J. Cons. Series 56      AA-       7.125%       8/01/96 @ 100 S.F.         234,265
                                                                                8/01/2021      8/01/93 @ 102 Ref.
      10.     400,000    Triborough Bridge & Tunnel Auth. of N.Y.        A+       6.500%       1/01/07 @ 100 S.F.         349,604
                                            Gen. Purpose Series 1               1/01/2016      1/01/96 @ 100 Ref.
      11.     375,000   P.R. Elec. Pwr. Auth. Pwr. Rev. Bonds Series J   A        9.000%       7/01/99 @ 100 S.F.         411,266
                                                                                7/01/2005      7/01/95 @ 103 Ref.
      12.     200,000   N.Y. City Hsg. Dev. Corp. Multi-Fam. Mtg.       AA+       0.000%       8/15/18 @ 32.557 S.F.        5,300
                          Rev. Bonds (FHA Insrd. Mtg. Loan) 1985A               2/15/2030      2/15/05 @ 9.156 Ref.

           $4,000,000                                                                                                  $3,928,196
           ==========                                                                                                =============




                                                      A-15
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


                                                     MUNICIPAL SECURITIES TRUST
                                                        MULTI-STATE SERIES 31

                                                              PORTFOLIO


                                                         PENNSYLVANIA TRUST


                                                      As of September 16, 1989

                                                      A MONTHLY PAYMENT SERIES
                                         SEMI-ANNUAL PAYMENT SERIES OR ANNUAL PAYMENT SERIES

           Aggregate                 Name of Issuer and                            Coupon/     Redemption Feature
 Portfolio Principal                   Title of Bonds                              Maturity    S.F.-- Sinking Fund   Cost of Bonds
    No.     Amount                    Contracted for(5)                Ratings(1) Date(s)(2)   Ref. -- Refunding(2)    to Trust(3)
    ---     ------                    -----------------                ---------- ----------   --------------------    -----------

       1.  $  195,000     Penn. Higher Edcntl. Fac. Auth. Rev. Bonds      AA-       8.250%     7/15/09 @ 100 S.F.       $  200,242
                                    (Pierce Jr. Collg.) Series 1988               7/15/2013    7/15/97 @ 101 Ref.
       2.     200,000     Philadelphia Muni. Auth. Rev. Rfndg. Bonds      AAA       7.875%     7/15/08 @ 100 S.F.          202,000
                                      (Mitsubishi Letter of Credit)               7/15/2017    7/15/97 @ 102 Ref.
       3.     200,000     Penn. Tnpke. Comm. Tnpke. Rev. Bonds Series      A        7.875%     12/01/07 @ 100 S.F.         203,000
                                                              A1986               12/01/2015   12/01/96 @ 102 Ref.
       4.     200,000          Chester Cnty. Hosp. Auth. Rev. Bonds        A-       7.000%     7/01/00 @ 100 S.F.          181,392
                                     (Brandywine Hosp.) Series 1987               7/01/2010    7/01/97 @ 102 Ref.
       5.     250,000     Lehigh Cnty. Indus. Dev. Auth. Poll. Cntrl.     A2*       9.375%     No Sinking Fund             281,140
                          Rev. Bonds (Penn. Pwr. & Lt. Co. Prjt.) Series          7/01/2015    7/01/95 @ 102 Ref.
                                                              1985A
       6.     200,000     Philadelphia Penn. Arpt. Rev. Bonds Series       A        9.000%     6/15/06 @ 100 S.F.          219,274
                                  1985 (Philadelphia Arpt. Systems)               6/15/2015    6/15/95 @ 103 Ref.
       7.     200,000     Philadelphia Penn. Hosp. & Higher Ed. Facs.      A        9.000%     7/01/99 @ 100 S.F.          221,120
                          Hosp. Rev. Bonds (Methodist Hosp.) Series               7/01/2010    7/01/97 @ 102 Ref.
                                                              A1987
       8.     200,000     Westmoreland Cnty. Penn. Indus. Dev. Auth.       A        6.500%     7/01/99 @ 100 S.F.          170,928
                          Hosp. Rev. Rfndg. Bonds (Citizens Gen. Hosp.)           7/01/2015    7/01/97 @ 102 Ref.
                                                       Series A1987
       9.     200,000     P.R. Elec. Pwr. Auth. Pwr. Rev. Bonds Series J   A        9.000%     7/01/99 @ 100 S.F.          219,342
                                                                                  7/01/2005    7/01/95 @ 103 Ref.
      10.     155,000     Allegheny Cnty. Penn. Rsdntl. Finc. Auth.     Aa(Con)*    0.000%     12/01/14 @ 22.971             2,945
                          Multi-Fam. Mtg. Rev. Bonds (FHA Insrd. Mtg.             12/01/2027   S.F.
                                               Loans) 1985 Series A                            6/01/96 @ 3.100 Ref.
           --------------
           $2,000,000                                                                                                   $1,901,383
           ==========                                                                                                =============




                                      A-16
C/M:  11939.0001 407326.1